UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2009

CIRCUS AND ELDORADO JOINT VENTURE

SILVER LEGACY CAPITAL CORP.

(Exact names of registrants as specified in their charters)

Nevada Nevada	333-87202	88-0310787 71-0868362
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

407 North Virginia Street, Reno, Nevada 89501

(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code (800) 687-7733

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(b) On December 17, 2009, Gary L. Carano, the Partnership’s General Manager and its Chief Executive Officer, was informed by MGM MIRAGE of the resignation of Gary N. Jacobs, a member of the Partnership’s five-member Executive Committee, from all positions as a director and/or officer of MGM MIRAGE and each of its direct and indirect subsidiaries and corporate affiliates by a document that states that it is effective December 15, 2009. The Partnership believes Mr. Jacobs’s resignation from his position as one of the three members of its Executive Committee designated by Galleon, Inc. was effective December 17, 2009, when Mr. Jacobs’ resignation was first communicated to the Partnership. Under the terms of the Partnership’s Partnership Agreement, Galleon, Inc., the Partnership’s Managing General Partner and an indirect, wholly owned subsidiary of MGM MIRAGE, is entitled to designate Mr. Jacobs’ replacement but, as of the date hereof, the Partnership has not been informed that a replacement has been appointed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	CIRCUS AND ELDORADO JOINT VENTURE

	By:	/s/ Gary L. Carano
Gary L. Carano Chief Executive Officer

SILVER LEGACY CAPITAL CORP.

	By:	/s/ Gary L. Carano
Gary L. Carano Chief Executive Officer